UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

RED HAT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO

NOTICE OF THE 2016 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

DATED JUNE 23, 2016

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 11, 2016

This Supplement provides updated information with respect to the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Red Hat, Inc. (the “Company”) to be held on Thursday, August 11, 2016.

This Supplement, which describes a recent change in the proposed nominees for election to the Board of Directors of Red Hat, Inc. (the “Board”), should be read in conjunction with the Company’s Notice of the 2016 Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) first distributed to stockholders on June 23, 2016.

Withdrawal of Nominee for Election as Director

On August 1, 2016, Jeffrey J. Clarke, a member of the Board and a nominee for re-election as a Director at the Annual Meeting, gave notice of his decision not to seek re-election as a director of the Company and informed the Company of his resignation as a director of the Company, effective as of the date of the Annual Meeting, so that he can focus more of his time and effort on his role as CEO of Eastman Kodak Company (NYSE: KODK). Therefore, the nomination of Mr. Clarke is withdrawn.

Voting Matters

If you have already returned your proxy voting form or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxy voting forms already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by proxy voting forms returned before the Annual Meeting will be voted for the Directors nominated by the Board as instructed on the form, except that votes will not be cast for Mr. Clarke because he has notified us that he is no longer standing for re-election. If you have not yet returned your proxy voting form or submitted your voting instructions, please complete the form or submit instructions, disregarding Mr. Clarke’s name as a nominee for election as Director.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy voting forms returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the form.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement.